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                       FUND ACCOUNTING SERVICE AGREEMENT

                                    BETWEEN

                            OHIO NATIONAL FUND, INC.

                                      AND

                          AMERICAN DATA SERVICES, INC.


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
                                      INDEX
1.       DUTIES OF ADS......................................................3

2.       COMPENSATION OF ADS................................................4

3.       LIMITATIONS OF LIABILITY OF ADS....................................4

4.       REPORTS............................................................5

5.       ACTIVITIES OF ADS..................................................5

6.       ACCOUNTS AND RECORDS...............................................5

7.       CONFIDENTIALITY....................................................5

8.       DURATION AND TERMINATION OF THIS AGREEMENT.........................5

9.       ASSIGNMENT.........................................................6

10.      NEW YORK LAWS APPLY................................................6

11.      AMENDMENTS TO THIS AGREEMENT.......................................6

12.      MERGER OF AGREEMENT................................................6

13.      NOTICES............................................................6

SCHEDULE A..................................................................7

(A)  FUND ACCOUNTING SERVICE FEE............................................7
        FEE INCREASES.......................................................7
(B)  EXPENSES...............................................................7
(C)  SPECIAL REPORTS........................................................7
(D)  SERVICE DEPOSIT........................................................8
(E)  CONVERSION CHARGE......................................................8

SCHEDULE B:.................................................................9


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                       FUND ACCOUNTING SERVICE AGREEMENT

AGREEMENT made the 1st day of January, 1997, by and between Ohio National Fund, Inc.; a Maryland corporation having its principal office and place of business at One Financial Way, Cincinnati, Ohio 45242 (the "Fund"), and American Data Services, Inc., a New York corporation having its principal office and place of business at 24 West Carver Street, Huntington, New York 11743 ("ADS").

                                   BACKGROUND

WHEREAS, the Fund is a diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, ADS is a corporation experienced in providing accounting services to mutual funds and possesses facilities sufficient to provide such services; and

WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Fund certain services appropriate to the operations of the Fund, and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.

                                     TERMS

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the Fund and ADS hereby agree as follows:

1.   DUTIES OF ADS.

         ADS will provide the Fund with the necessary office space, communication facilities and personnel to perform the following services for the Fund:

     (a) Timely calculate and transmit to NASDAQ the Fund's daily net asset value and communicate such value to the Fund and its transfer agent;

     (b) Maintain and keep current all books and records of the Fund as required by Rule 31a-1 under the 1940 Act, as such rule or any successor rule may be amended from time to time ("Rule 31a-1"), that are applicable to the fulfillment of ADS's duties hereunder, as well as any other documents necessary or advisable for compliance with applicable regulations as may be mutually agreed to between the Fund and ADS, Without limiting the generality of the foregoing, ADS will prepare and maintain the following records upon receipt of information in proper form from the Fund or its authorized agents:

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                                        Cash receipts journal
                                        Cash disbursements journal
                                        Dividend record
                                        Purchase and sales - portfolio
                                        securities journal Subscription and
                                        redemption journals Security ledgers
                                        Broker ledger General ledger Daily
                                        expense accruals Daily income accruals
                                        Securities and monies borrowed or loaned
                                             and collateral therefore
                                        Foreign currency journals
                                        Trial balances

     (c) Provide the Fund and its investment adviser with daily portfolio valuation, net asset value calculation and other standard operational reports as requested from time to time.

     (d) Provide all raw data available from our fund accounting system (PAIRS) for management's or the administrators preparation of the following:

                                        1. Semi-annual financial statements;
                                        2. Semi-annual form N-SAR;
                                        3. Annual tax returns;
                                        4. Financial data necessary to update
                                             form N-1A;
                                        5. Proxy statement.

     (e) Provide facilities to accommodate annual audit and any audits or examinations conducted by the Securities and Exchange Commission or any other governmental or quasi-governmental entities with jurisdiction.

ADS shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

2.   COMPENSATION OF ADS.

           In consideration of the services to be performed by ADS as set forth herein for each portfolio listed in Schedule B, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS the fees and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.

3.   LIMITATION OF LIABILITY OF ADS.

           (a) ADS shall be held to the exercise of reasonable care in carrying out the provisions of the Agreement, but shall be liable to the Fund for any action taken

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or omitted by it with negligence, bad faith, willful misconduct or reckless disregard of its duties hereunder. It shall be entitled to rely upon any may act upon the accounting records and reports generated by the Fund, advice of the Fund, or of counsel for the Fund and upon statements of the Fund's independent accountants, and shall be without liability for any action reasonably taken or omitted pursuant to such records and reports or advice, provided that such action is not, to the knowledge of ADS, in violation of applicable federal or state laws or regulations, and provided further that such action is taken without negligence, bad faith, willful misconduct or reckless disregard of its duties.

           (b) Nothing herein contained shall be construed to protect ADS against any liability to the Fund or its security holders to which ADS shall otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties on behalf of the Fund, reckless disregard of ADS' obligations and duties under this Agreement or the willful violation of any applicable law.

           (c) Except as may otherwise be provided by applicable law, neither ADS nor its stockholders, officers, directors, employees or agents shall be subject to, and the Fund shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of information furnished to ADS by the Fund or its authorized agents.

4.   REPORTS.

           (a) ADS shall not be responsible for the accuracy of any information furnished to it by the Fund or its authorized agents, and the Fund shall hold ADS harmless in regard to any liability incurred by reason of the inaccuracy of such information.

           (b) Whenever, in the course of performing its duties under this Agreement, ADS determines, on the basis of information supplied to ADS by the Fund or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may be occurred or, with the passage of time, would occur, ADS shall promptly notify the Fund and its counsel of such violation.

5.   ACTIVITIES OF ADS.

           The services of ADS under this Agreement are not to be deemed exclusive, and ADS shall be free to render similar services to others so long as its services hereunder are not impaired thereby and the Fund's interests are not impaired, diminished, compromised or conflicted with thereby.

6.   ACCOUNTS AND RECORDS.

           The accounts and records maintained by ADS shall be the property of the Fund, and shall be surrendered to the Fund promptly upon request by the Fund in

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the form in which such accounts and records have been maintained or preserved.
ADS agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. ADS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

7.   CONFIDENTIALITY.

           ADS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Fund.

8.   DURATION AND TERMINATION OF THIS AGREEMENT.

           This Agreement shall become effective as of January 1, 1997 and the fees hereunder are guaranteed until December 31, 1999, provided however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon ninety (90) days prior written notice or as otherwise required by applicable law.

           Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, ADS reserves the right to charge for any other reasonable expenses associated with such termination.

9.   ASSIGNMENT.

           This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS, or by ADS without the prior written consent of the Fund.

10.  NEW YORK LAWS TO APPLY.

           The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

11.  AMENDMENTS TO THIS AGREEMENT.

           This Agreement may be amended by the parties hereto only if such amendment is in writing and signed by both parties.

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12.  MERGER OF AGREEMENT

           This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

13.  NOTICES.

           All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Fund:                                      To ADS:
Dennis R. Taney                                   Michael Miola
Treasurer                                         President
Ohio National Fund, Inc.                          American Data Services, Inc.
One Financial Way                                 24 West Carver Street
Cincinnati, Ohio  45242                           Huntington, New York  11743

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OHIO NATIONAL FUND, INC.                    AMERICAN DATA SERVICES, INC.

By:  /s/ DONALD J. ZIMMERMAN                By:  /s/ MICHAEL MIOLA
     --------------------------                  ------------------------
         Donald J. Zimmerman,                        Michael Miola,
         President                                   President

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                                   SCHEDULE A

(a)  FUND ACCOUNTING SERVICE FEE:

           For the services rendered by ADS in its capacity as fund accounting agent, as specified in Paragraph 1. DUTIES OF ADS, the Fund shall pay ADS, within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee calculated as follows:

Monthly fund accounting service fees will be based upon the prior month combined average net assets of the portfolios to be processed for both the Ohio National Fund, Inc. and the ONE Fund, Inc. ("Combined Average Net Assets") with no prorating for partial months.

                              MONTHLY SERVICE FEE:

o 1/12th of 7.50 basis points on the first $400 million of the Combined Average Net Assets, plus;
o 1/12th of 4.00 basis points on the next $200 million of the Combined Average Net Assets, plus;
o 1/12th of 2.00 basis points on all Combined Average Net Assets in excess of $600 million.

                         MULTI-CLASS PROCESSING CHARGE

$300 per month will be charged for each additional class of stock per portfolio.

                                 FEE INCREASES

The fees enumerated above will be guaranteed for a period of three years.

(b)  EXPENSES.

           The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing or filing of documents for the Fund, travel requested by the Fund, telephone, quotation services, facsimile transmissions, stationery and supplies, record storage, postage, and courier charges, incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

(c)  SPECIAL REPORTS.

           All reports and/or analyses requested by the Fund, its auditors, legal counsel, portfolio manager, or any regulatory agency having jurisdiction over the Fund, that are not in the normal course of fund accounting activities as specified in Section 1 of this Agreement shall be subject to an additional charge, agreed upon in advance, based upon the following rates:

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                  Labor:
                      Senior staff - $150.00/hr.
                      Junior staff - $75.00/hr.
                      Computer time - $45.00/hr.

(d)  SERVICE DEPOSIT.

           The Fund will remit to ADS upon execution of this Agreement a service deposit equal to one (1) month's fee under this Agreement, computed in accordance with fee structure enumerated in (a) above based upon the assets of the portfolios listed in Schedule B of this Agreement as of the execution date of this agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

(e)  CONVERSION CHARGE.

           With the exception of out-of-pocket expenses incurred to obtain the records to be converted (i.e. courier charges, telephone toll charges and required travel to previous service agent to review records and schedule transfer), there will be no charge to convert the records to be converted, there will be no charge to convert the records on to our system.

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                                  SCHEDULE B:

                PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

                                Equity Portfolio
                             Money Market Portfolio
                                 Bond Portfolio
                                 Omni Portfolio
                         Capital Appreciation Portfolio
                              Small Cap Portfolio
                          Aggressive Growth Portfolio
                             Core Growth Portfolio
                           Growth & Income Portfolio
                            S&P 500 Index Portfolio
                           Social Awareness Portfolio
                           Strategic Income Portfolio
                               Stellar Portfolio
                            Relative Value Portfolio

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